Presenters: Date: Earnings Conference Call – Third Quarter 2017 October 31, 2017 Joc O’Rourke, President and Chief Executive Officer Rich Mack, Executive Vice President and Chief Financial Officer Laura Gagnon, Vice President Investor Relations The Mosaic Company Exhibit 99.2

MOSAIC CONFIDENTIAL Forward Looking Statements This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about our proposed acquisition of the global phosphate and potash operations of Vale S.A. (“Vale”) conducted through Vale Fertilizantes S.A. (the “Transaction”) and the anticipated benefits and synergies of the proposed Transaction, other proposed or pending future transactions or strategic plans and other statements about future financial and operating results. Such statements are based upon the current beliefs and expectations of The Mosaic Company’s management and are subject to significant risks and uncertainties. These risks and uncertainties include but are not limited to risks and uncertainties arising from the possibility that the closing of the proposed Transaction may be delayed or may not occur, including delays or risks arising from any inability of Vale to achieve certain specified regulatory and operational milestones, and the ability to satisfy any of the other closing conditions; our ability to secure financing, or financing on satisfactory terms and in amounts sufficient to fund the cash portion of the purchase price without the need for additional funds from other liquidity sources; difficulties with realization of the benefits of the proposed Transaction, including the risks that the acquired business may not be integrated successfully or that the anticipated synergies or cost or capital expenditure savings from the Transaction may not be fully realized or may take longer to realize than expected, including because of political and economic instability in Brazil or changes in government policy in Brazil; the predictability and volatility of, and customer expectations about, agriculture, fertilizer, raw material, energy and transportation markets that are subject to competitive and other pressures and economic and credit market conditions; the level of inventories in the distribution channels for crop nutrients; the effect of future product innovations or development of new technologies on demand for our products; changes in foreign currency and exchange rates; international trade risks and other risks associated with Mosaic’s international operations and those of joint ventures in which Mosaic participates, including the performance of the Wa’ad Al Shamal Phosphate Company (also known as MWSPC) and the entity operating the Miski Mayo mine, the risk that protests against natural resource companies in Peru extend to or impact the Miski Mayo mine, the ability of MWSPC to obtain additional planned funding in acceptable amounts and upon acceptable terms, the timely development and commencement of operations of production facilities in the Kingdom of Saudi Arabia, the future success of current plans for MWSPC and any future changes in those plans; difficulties with realization of the benefits of our long term natural gas based pricing ammonia supply agreement with CF Industries, Inc., including the risk that the cost savings initially anticipated from the agreement may not be fully realized over its term or that the price of natural gas or ammonia during the term are at levels at which the pricing is disadvantageous to Mosaic; customer defaults; the effects of Mosaic’s decisions to exit business operations or locations; changes in government policy; changes in environmental and other governmental regulation, including expansion of the types and extent of water resources regulated under federal law, carbon taxes or other greenhouse gas regulation, implementation of numeric water quality standards for the discharge of nutrients into Florida waterways or efforts to reduce the flow of excess nutrients into the Mississippi River basin, the Gulf of Mexico or elsewhere; further developments in judicial or administrative proceedings, or complaints that Mosaic’s operations are adversely impacting nearby farms, business operations or properties; difficulties or delays in receiving, increased costs of or challenges to necessary governmental permits or approvals or increased financial assurance requirements; resolution of global tax audit activity; the effectiveness of Mosaic’s processes for managing its strategic priorities; adverse weather conditions affecting operations in Central Florida, the Mississippi River basin, the Gulf Coast of the United States or Canada, and including potential hurricanes, excess heat, cold, snow, rainfall or drought; actual costs of various items differing from management’s current estimates, including, among others, asset retirement, environmental remediation, reclamation or other environmental regulation, Canadian resources taxes and royalties, or the costs of the MWSPC, its existing or future funding and Mosaic’s commitments in support of such funding; reduction of Mosaic’s available cash and liquidity, and increased leverage, due to its use of cash and/or available debt capacity to fund financial assurance requirements and strategic investments; brine inflows at Mosaic’s Esterhazy, Saskatchewan, potash mine or other potash shaft mines; other accidents and disruptions involving Mosaic’s operations, including potential mine fires, floods, explosions, seismic events, sinkholes or releases of hazardous or volatile chemicals; and risks associated with cyber security, including reputational loss, as well as other risks and uncertainties reported from time to time in The Mosaic Company’s reports filed with the Securities and Exchange Commission. Actual results may differ from those set forth in the forward-looking statements. 2

MOSAIC CONFIDENTIAL Executive Summary 3 Potash Phosphates Brazil Transforming Targeting Accelerate Business Performance Expect to Achieve Targeted Balance Sheet Metrics by ~2020

Comprehensive Transformational Agenda

Phosphate Asset Optimization

Brazil Business Transformation

Capital Deployment

Actions

Idle Plant City Concentrates Plant for at Least One Year:

- Lower operating costs and improve system-wide margins
- Reduce CAPEX requirements
- Serve own distribution business and other India customers with logistically advantaged, low-cost Ma'aden Wa'ad al Shamal Phosphate Company joint venture
- Maintain future flexibility

Transform Mosaic's Combined Brazil Fertilizer Business:

- Eliminate system-wide redundancy
- Achieve productivity metrics Vale Fertilizantes experienced prior to 2016
- Achieve run-rate cash flow improvement of $275 million by end of 2020

Deleverage Balance Sheet by ~ 2020:

- New targeted dividend payout of $0.10 per share annually
- Focus on returning to stated through-cycle balance sheet targets

> $1 Billion Cumulative Cash Flow Improvement by End of 2020

MOSAIC CONFIDENTIAL

Mosaic

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MOSAIC CONFIDENTIAL Phosphates: Expect Positive Gross Margin Impact 5 Estimated Cash Conversion Costs/Tonne* - 2017 * Phosphate cash conversion costs are reflective of actual costs, excluding realized mark-to-market gains and losses. These costs are captured in inventory and are not necessarily reflective of costs included in costs of goods sold for the period.  $70  $75  $80  $85  $90  $95  $100  $60  $65  $70  $75  $80 C o n v e r s i o n   C o s t s   ( $ U S D   /     T o n n e ) Conversion Cash Costs ($USD /  Tonne) Excluding  Plant City Existing Footprint size of bubble = production volume

MOSAIC CONFIDENTIAL Proactive Actions: Balanced S&D 6 Even Without Expected China Capacity Rationalization 0 1 2 3 4 5 6 7 17E 18F 19F 20F Million Tonnes DAP/MAP/NPS Source: CRU and Mosaic Global Phosphate Capacity vs. Shipments Cumulative Change 2017-2020 Cumulative Net Capacity Growth Cumulative Demand Growth

MOSAIC CONFIDENTIAL 7 Esterhazy K3 Update

MOSAIC CONFIDENTIAL Brazil Business Transformation 8 $275 million Value Capture Target 12% 20% 12% 56% Commercial Procurement Raw Materials Operations Meaningful Opportunity Based on Benchmarks of Prior Performance

MOSAIC CONFIDENTIAL Brazil Business Transformation: Expected Benefits through 2020 $- $50 $100 $150 $200 $250 $300 2018E 2019E 2020E Benefits of Synergy and Operational Improvements D o l l a r s i n M i l l i o n s

MOSAIC CONFIDENTIAL Capital Deployment: Committed to Balance Sheet Targets 10 ▪ Ahead of Schedule on Meaningful Cost Reduction Program: • Q3’17 MOP cash production costs per tonne of $101, including $15 per tonne of cash brine management expenses and $21 per tonne impact of expected royalty settlement* • Q3’17 SG&A at $66 million, down sequentially and year-over-year Cost Reduction Capital Expenditures Capital Philosophy ▪ Managing CAPEX Requirements: • $450 to $550 million sustaining capital (excluding Vale Fertilizantes) • $150 to $200 million expected for combined Brazil business (including Vale Fertilizantes) • Eliminating, deferring projects outside of sustaining and Esterhazy K3 ▪ Unchanged Capital Priorities: • Targeted dividend payout of $0.10 per share annually • Focus on debt pay down post Vale Fertilizantes transaction • Maintaining commitment to investment grade credit ratings 1 2 3 *Potash cash production costs shown approximate costs capitalized on the balance sheet.

MOSAIC CONFIDENTIAL Financial Results Review 11

MOSAIC CONFIDENTIAL Hurricane Irma Impact 12% 4% 9% 0% 2% 4% 6% 8% 10% 12% 14% July and August September Phosphates Margin lost to Hurricane Irma Phosphates Margin as reported G r o s s M a r g i n P e r c e n t a g e

MOSAIC CONFIDENTIAL Phosphates Results and Guidance 13 GuidanceThird Quarter 2017 Results Volumes Price Margin 2.2M 2.5M2.1M $310 $330$329 High Single Digits 8.6% Phosphates Q4 2017 Q4 Sales Volumes 2.3 to 2.6 million tonnes Q4 DAP Selling Price $320 to $350 per tonne Q4 Gross Margin Rate Upper Single Digits Q4 Operating Rate Low to Mid 80 percent Guidance Range Actuals 7.0% 9.0%

MOSAIC CONFIDENTIAL Potash Results and Guidance 14 Potash Q4 2017 Q4 Sales Volumes 1.9 to 2.2 million tonnes Q4 MOP Selling Price $175 to $195 per tonne Q4 Gross Margin Rate Upper Teens Q4 Operating Rate Low 80 percent* GuidanceThird Quarter 2017 Results Volumes Price Margin 2.2M 2.2M Guidance Range Actuals 1.9M $165 $180 $182 21% *Operating rate guidance reflects lower operational capacity at the Colonsay mine. 15% 18%

MOSAIC CONFIDENTIAL International Distribution Results and Guidance 15 GuidanceThird Quarter 2017 Results Volumes Margin/Tonne 2.3M 2.6M ~$20 $25 International Distribution Q4 2017 Q4 Sales Volumes 1.5 to 1.8 million tonnes Q3 Gross Margin per Tonne Approximately $20* Guidance Range Actuals 2.5M *Based on the current BRL / USD exchange rate.

MOSAIC CONFIDENTIAL Other Full-Year Guidance 16 Consolidated Full-Year 2017 Total SG&A $290 to $300 million Capital Expenditures $800 to $850 million Effective Tax Rate Approximately Zero Potash 2017 Full Year Canadian Resources Taxes $85 to $100 million Full Year Brine Management Costs $150 to $160 million

MOSAIC CONFIDENTIAL Vale Fertilizantes: 2017 Context Items Impacting VF Q3 YTD 2017 results 1. Miski Mayo flood 2. Vale S.A. incentive compensation 3. A plant fire at Uberaba 4. Transition to new mining areas 5. Impact of the Brazilian Real strength: 1. Every 0.1 move in Real equates to ~$15 million P&L impact • Starting Point Higher than Reported Numbers • Plans to Achieve Meaningful Additional Cash Flow Benefits 17

MOSAIC CONFIDENTIAL Closing Remarks and Appendix 18

MOSAIC CONFIDENTIAL China Phosphates: Continue to Expect Capacity Rationalization 19 0 2 4 6 8 10 12 10 11 12 13 14 15 16 17E Million Tonnes DAP/MAP/TSP China Phosphate Exports Source: China Customs, Mosaic

MOSAIC CONFIDENTIAL Raw Material Cost Detail 20 Ammonia ($/Tonne) Third Quarter 2017 Percent Realized in COGS $283 Average Purchase Price $275 Realized in COGS $88 Average Purchase Price $89 Sulfur ($/Tonne) Phosphate Rock (realized in COGS) (‘000 tonnes) U.S. Mined Rock 3,208 85% Purchased Miski Mayo Rock 379 10% Other Purchased Rock 172 5% Total 3,759 100% Average Cost / Tonne Consumed Rock $63

Global Potash Shipment Forecasts by Region (October, 2017)

Muriate of Potash Million Tonnes (KCl)	2015	2016	2017E	Low 2018F	High 2018F	Comments
China	16.4	14.0	15.3	15.5	16.0	*Shipments are projected to recover to 15.3 mmt in 2017 (7.2 mmt production plus 8.1 mmt net imports). After spiking to 9.2 mmt in 2015, imports plunged to 6.5 mmt in 2016. Despite farm program uncertainties, changes in crop mix are unlikely to impact on-farm K use in 2018.*
India	4.1	3.9	4.4	4.5	4.7	*Shipments are forecast to increase to 4.4 mmt in CY 2017 and to 4.5 mmt in 2018. Despite a lower 2017/18 subsidy and 5% GST, a good monsoon, higher minimum support prices for key crops, a relatively strong rupee, and moderate K prices underpin improving demand prospects.*
Indonesia+Malaysia	4.6	4.7	4.8	4.8	4.9	*Shipments continue to trend upward driven by normal rainfall this year, lower and more stable K prices, increases in palm oil production, moderate palm oil prices, and higher rice prices..*
Other Asia	4.4	4.5	4.9	4.9	5.1	*Bangladesh, Thailand, and Vietnam account for most of the projected increase. Demand is buoyed by good weather, favorable policies, more moderate K prices, and stronger crop prices (e.g. recent rice prices).*
W. Europe	4.8	5.0	4.8	4.7	4.9	*Shipments are expected to drop slightly this year and again in 2018 as a result of elevated channel inventories and the aftermath of the 2017 drought in southern parts of the region.*
E. Europe+FSU	4.7	4.9	5.1	5.2	5.3	*Shipments here are on the rise despite less favorable weather in some regions this year. Moderate crop prices combined with weak currencies continue to bolster agricultural output and K demand.*
Brazil	8.8	9.3	9.5	9.8	10.0	*Potash shipments were down 1% but MOP imports were up 6% during the first nine months of this year. Farmers are holding back grain sales and deferring K purchases, but shipments are expected to pick up during the SH and hit our 9.5 mmt forecast. Demand drivers continue to look positive despite a stronger real.*
Other L. America	2.6	2.8	2.8	2.8	2.9	*Shipments are projected to drop slightly this year following the import surge and channel inventory build last year. Imports are projected to remain about stable in 2018.*
N. America	8.8	9.4	9.4	9.2	9.4	*Shipments jumped in CY 2016 as a result of outstanding 2015/16 spring shipments and record 2016/17 fall shipments. On-farm potash use is projected to remain about flat despite changes in crop mix with shipments also staying stable at 9.2-9.4 in CY 2017 and 2018.*
Other	2.5	2.4	2.6	2.7	2.8	*Africa is expected to account for much of the projected gain in shipments in 2017 and 2018.*
Total	**61.7**	**60.9**	**63.5**	**64.1**	**66.0**	*Shipments are forecast to increase to 63.5 mmt in 2017, up 4.4% or 2.7 mmt from last year. The "Big Six" consuming regions led by the big rebound in China account for all of the projected increase. Our point estimate for 2018 is 65.2 mmt, a gain of 2.7% or 1.7 mmt.*

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Global Phosphate Shipment Forecasts by Region (October, 2017)

Mil Tonnes DAP/MAP/NPS/TSP	2015	2016	2017F	Low 2018F	High 2018F	Comments
China	19.8	18.4	18.1	18.2	18.4	*Shipments are expected to stabilize at a little over 18 mmt in 2017, with a strong domestic pull expected this fall, helped in part by more supportive policy comments from the government, including the newly announced ethanol mandate. In 2018, we expect a modest demand uptick.*
India	9.2	9.2	9.5	9.6	9.8	*Despite the slow start for DAP shipments through the first eight months of the year (up by only ~100,000 tonnes), we have maintained our full-year 2017 on the basis of decent monsoon and expectations of strong uptake for the Rabi season. We project this positive momentum to continue in 2018, though implementation of the Direct Benefit Scheme remains a wild-card.*
Other Asia / Oceania	9.1	8.7	9.5	9.6	9.9	*Our 2017 forecast is raised slightly to reflect the strength of Pakistani imports (up 74% y-o-y through August) and shipments (up 15% y-o-y). Assuming normal weather, we forecast moderate demand growth of ~3% for the region in 2018.*
Europe and FSU	4.7	5.2	5.2	5.3	5.5	*Our 2017 forecast continues to show flat demand, as channel inventories are worked through and farm economics in Europe remain strained. Modest growth is projected in 2018, as parts of the region recover from draught conditions in 2017.*
Brazil	6.9	7.8	8.3	8.4	8.7	*We have moderated our 2017 forecast slightly due to the tepid farmer demand through the first ¾ of the year. Farm economics remain OK despite the strength of the real this year (but which has recently weakened) and the slow pace of selling last season's harvest (though it has picked up with the rebound in soybean prices since mid-August). Phosphate shipments are up 2% y-o-y, while YTD imports of DAP/MAP/TSP are up by over half a million tonnes (+16%), suggesting some channel inventory build. We anticipate growth to continue in 2018, but because of expectations of higher carry-in inventories, we have pared back the volume forecast.*
Other Latin America	2.8	3.5	3.6	3.7	3.9	*We have left our forecast for 2017 and 2018 forecasts little-changed, calling for a pick-up in the pace of demand growth in 2018, with good farmer economics persisting, particularly in Argentina where soybean export tariffs are to again be lowered.*
North America	8.9	9.4	9.7	9.4	9.6	*The weather-challenged 2017 spring season was about average, but we believe it ended with very low channel stocks. Summer fill interest was above average, as are imports, and we have boosted our shipment estimate for 2017 on expectations of a good fall season despite some harvest delays. Our 2018 forecast has shipments moderating slightly.*
Other	4.1	4.2	4.3	4.3	4.6	*Our forecast for 2017 and 2018 are unchanged. Remarkable demand growth (albeit from a low base) continues to spread across Africa, and there is likely further upside to our 2018 forecast because of it, though limited demand growth prospects in the Middle East continue to act as a drag.*
Total	**65.4**	**66.3**	**68.3**	**68.5**	**70.5**	*Our point estimate shipment forecast for 2017 is up slightly at 68.3 million tonnes, while our forecast for 2018 falls in the middle of our upwardly revised 68.5-70.5 mmt range at 69.6mmt.*

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MOSAIC CONFIDENTIAL Earnings Sensitivity to Key Drivers(a) 23 (a) These factors do not change in isolation; actual results could vary from the above estimates (b) Assumes no change to KMAG pricing 2017 Q3 Actual Change 2017 Q3 Margin % Actual % Impact on Segment Margin Pre-Tax Impact Quarterly EPS Impact Marketing MOP Price ($/tonne)(b) $182 $50 21% 23% $111 $0.30 Potash Volume (thousand tonnes) 2,220 500 21% 10% $45 $0.12 DAP Price ($/tonne) $329 $50 9% 14% $106 $0.29 Phosphate Volume (thousand tonnes) 2,111 500 9% 5% $36 $0.10 Raw Materials Sulfur ($/lt) $88 $50 9% 5% $42 $0.12 Ammonia ($/tonne) $283 $50 9% 3% $24 $0.07

MOSAIC CONFIDENTIAL Phosphate Raw Material Trends 24 0 50 100 150 200 250 300 350 400 450 500 Q3 2015 Q4 2015 Q1 2016 Q2 2016 Q3 2016 Q4 2016 Q1 2017 Q2 2017 Q3 2017 Q4 2017F Realized Costs Market Prices 0 25 50 75 100 125 150 175 Sulfur (long ton)(p) Q3 2015 Q4 2015 Q1 2016 Q2 2016 Q3 2016 Q4 2016 Q1 2017 Q2 2017 Q3 2017 Q4 2017F Realized Costs Market Prices Ammonia Sulfur ($/tonne) ($/tonne) 1. Market ammonia prices are average prices based upon Tampa C&F as reported by Fertecon 2. Market sulfur prices are average prices based upon Tampa C&F as reported by Green Markets 3. Realized raw material costs include:  ~$20/tonne of transportation, transformation and storage costs for sulfur  ~$35/tonne of transportation and storage costs for ammonia 1 2

MOSAIC CONFIDENTIAL Definition of Adjusted Net Debt/Adjusted EBITDA 25 The company targets adjusted net debt to adjusted EBITDA as a proxy for how the rating agencies  assess leverage metrics:  Adjusted net debt is defined as long‐term debt plus short‐term debt less cash and cash  equivalents, all from the balance sheet. Net debt is also adjusted to include unfunded pension  liabilities and capitalize operating leases.  Adjusted EBITDA is defined as a five year average (two historical, current, and two forecast) of the  sum of net income plus interest, adjusted to remove foreign currency gain (loss), income tax,  depreciation, depletion and amortization, and non‐cash write‐offs.